Exhibit 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT PROVIDES BUSINESS UPDATE
AND ANNOUNCES FIRST QUARTER CONFERENCE CALL

BIRMINGHAM, Ala. (April 26, 2017) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic specialty retailer, today provided preliminary results for the first quarter ended April 29, 2017.

Based on softer sales trends to start the year, comparable store sales are expected to decrease by approximately 4%-5% for the first quarter ending April 29, 2017.  The decline in sales, along with additional clearance markdowns, is expected to result in earnings per diluted share in the range of $0.94 to $0.97.  For the full year, earnings per diluted share are expected to be in the range of $2.35 to $2.55, which assumes additional markdown pressure going forward to liquidate aged inventory.  This compares with previous full-year guidance of earnings per diluted share in the range of $2.65 to $2.85.

Jeff Rosenthal, President and Chief Executive Officer, stated, "We experienced a slow start to the quarter with a double-digit decline in comparable store sales in February, most of which we believe was attributable to a delay in tax refunds.  Comparable store sales improved significantly in March to the positive mid-single digit range, but did not offset the decline in February.  So far in April, we are very pleased with continued comparable store sales in the mid-single digit range, driven by strength in footwear and the successful rollout of our store-to-store/home initiative.  Looking forward, we believe that our store-to-store/home capability and the launch of our e-commerce initiative in the third quarter will help drive comparable store sales.  Simultaneously in the first quarter, we increased our emphasis on expense controls, which we believe will help to maximize profitability."

Hibbett plans to issue its first quarter earnings release before the market opens on Thursday, May 18, 2017, and will host a conference call later that same day at 10:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2909.  A replay of the conference call will be available until May 25, 2017, by dialing (402) 977-9140 and entering the passcode, 21850159.

The live broadcast of Hibbett's quarterly conference call will be available online at www.hibbett.com under Investor Relations on May 18, 2017, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for 30 days.

Hibbett Sports, Inc. operates athletic specialty stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding comparable store sales, earnings per diluted share, markdowns to inventory, our store-to-store/home capability and e-commerce initiative, expense control and profitability.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 28, 2017.  In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

END OF EXHIBIT 99.1